EXHIBIT 99.1


            THE CHALONE WINE GROUP REPORTS THIRD QUARTER 2003 RESULTS

Napa, California, Nov 14, 2003 --- The Chalone Wine Group, Ltd. (Nasdaq: CHLN) announced today total case sales of 461,438 for the first nine months of 2003, a three percent increase compared to the same period last year. Net income for the first nine months of 2003 was $883,000, compared to $1,602,000 for the same period in 2002. A portion of the increase in net income for 2002 was attributed to the sale of the Carmenet brand name and inventory to Beringer Blass, which was completed in September 2002. Diluted earnings per share for the third quarter of 2003 were $.03.

"Given the sluggish economy, intense competition from imports and the general wine glut, we're pleased to report our sales are up," said President and CEO Tom Selfridge. "These results show that the tactical changes we made last year, such as adding sales staff and competitive pricing, are paying off. However, we're not out of the woods yet. We are entering what is traditionally the busiest quarter of the year for the wine industry and we anticipate the marketplace to remain extremely competitive."

Selfridge added, "We're excited to have recently opened the Provenance Vineyards tasting room in Rutherford on Highway 29, the most traveled road in Napa Valley. This attractive tasting room should increase visibility and sales of Provenance, eventually adding to our bottom line." Looking ahead, Selfridge commented, "We are just wrapping up the 2003 harvest and it appears that grape yields are down and the quality is high. The lower yields seem to hold true throughout California, which will help the wine industry bring supply in line with demand in the future. "

Chalone Wine Group, Ltd. is a Napa-based company specializing in premium red and white varietal wines. In California, the Company owns and operates Acacia(R) Vineyard in the Carneros District of Napa County, and Provenance(TM) Vineyards, Hewitt(TM) Vineyard and Jade Mountain(R) in Napa County; Chalone Vineyard(R) in Monterey County; and Moon Mountain(R) Vineyard and Dynamite(TM) Vineyards in Sonoma County. In conjunction with its 50 percent joint-venture partner, Paragon Vineyard Co., the Company also owns and operates Edna Valley Vineyard(R) in San Luis Obispo County. Additionally, the Company produces and markets wines under the brand name Echelon Vineyards. In Washington State, the Company owns and operates Sagelands(R) Vineyard and Canoe Ridge(R) Vineyard. In the Bordeaux region of France, the Company owns 23.5 percent of the fourth-growth estate of Chateau Duhart-Milon, in partnership with Domaines Barons de Rothschild (Lafite), which owns the other 76.5 percent.

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For more information about Chalone Wine Group, visit www.ChaloneWineGroup.com



Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding Chalone Wine Group's performance in the marketplace and operational success, future events and management's plans and expectations. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including variations in market taste as well as demand, changes in worldwide supply and demand of grapes and wine. A detailed discussion of other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Chalone Wine Group's periodic filings with the Securities and Exchange Commission, including the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003. The Company undertakes no obligation to update forward-looking statements to reflect events or uncertainties occurring after the date of this press release.


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CHALONE Wine Group
Earnings Release for the
Quarter Ended September 30, 2003

The financial position and results below are in thousands of US dollars:

                                                                                                             September 30
                                                                                                      _________________________
                                                                                                        2003             2002
                                                                                                        ____             ____

                                       Current assets                                                 $ 92,108         $ 87,560

                                       Total assets                                                    197,655          193,844

                                       Current liabilities                                              43,097           34,533

                                       Shareholders' equity                                             96,832           93,444

                                       Working capital                                                  49,011           53,027


                                                                           Three months ended             Nine months ended
                                                                              September 30                  September 30
                                                                       ________________________________________________________
                                                                           2003           2002          2003            2002
                                                                           ____           ____          ____            ____

Gross revenues                                                         $  16,878        $ 19,312      $ 46,792         $ 48,201
Excise taxes                                                                (492)           (540)       (1,394)          (1,356)
                                                                       _________        ________      ________         ________
Net revenues                                                              16,386          18,772        45,398           46,845
Cost of wines sold                                                       (10,912)        (11,839)      (30,303)         (30,380)
                                                                       _________        ________      ________         ________
Gross profit                                                               5,474           6,933        15,095           16,465
Other operating revenue, net                                                   3            (288)           24             (690)
SG&A expenses                                                             (3,425)         (4,051)      (10,173)          (9,946)
                                                                       _________        ________      ________         ________
Operating income                                                           2,052           2,594         4,946            5,829
Interest expense, net                                                     (1,371)         (1,247)       (3,875)          (2,937)
Other income                                                                  62            (418)          160             (431)
Equity in net income of Chateau Duhart-Milon                                 (35)             62           418              796
Minority interest                                                            (65)             77          (152)            (542)
                                                                       _________        ________      ________         ________
Income before income taxes                                                   643           1,068         1,497            2,715
Income taxes                                                                (264)           (404)         (614)          (1,113)
                                                                       _________        ________      ________         ________
Net income                                                             $     379        $    664      $    883         $  1,602
                                                                       =========        ========      ========         ========


Diluted earnings per share                                             $    0.03        $   0.06      $   0.07         $   0.13
Average number of shares outstanding - diluted                            12,078          12,075        12,079           12,092



CONTACT: Ken Morris 707-254-4263, Kmorris@ChaloneWineGroup.com